Exhibit 99.1

U.S. Auto Parts Reports First Quarter 2018 Results

CARSON, Calif. - May 8, 2018 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the first quarter ended March 31, 2018. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

First Quarter 2018 Financial Summary vs. Year-Ago Quarter

•	Net sales were $78.4 million compared to $80.8 million.

•	Gross margin increased 50 basis points to 29.9%.

•	Net income was $0.7 million, or $0.02 per diluted share, compared to $0.8 million or $0.02 per diluted share.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $4.1 million compared to $4.0 million.

•	Ended the quarter with no revolver debt.

First Quarter 2018 Operational Highlights vs. Year-Ago Quarter

•	Conversion rate increased 50 basis points to 2.3%.

•	Customer acquisition cost reduced to $7.31.

•	Revenue capture increased 300 basis points to 88.2%.

Management Commentary
“As discussed on our last quarterly call, 2018 got off to a slow start, however we launched several web development initiatives in March that quickly drove meaningful improvements to our results,” said Aaron Coleman, CEO of U.S. Auto Parts. “These initiatives led to increases in both gross margin and adjusted EBITDA for the quarter, as well as our fourth consecutive quarter of conversion rate improvement.

“We are in the process of deploying similar initiatives across our other core e-commerce sites, and early results have been promising. In addition, we are continuing to expand our current marketplace partnerships and have made real progress on this front over the last month, with Amazon soon carrying some of our private label assortment under a direct fulfillment model. We are also working to create new relationships with marketplace partners, as we embrace the continued strong growth we’ve experienced in this sales channel. In fact, Q1 was our ninth consecutive quarter of double-digit marketplace sales growth.”

Exhibit 99.1

First Quarter 2018 Financial Results
Net sales in the first quarter of 2018 were $78.4 million compared to $80.8 million in the year-ago quarter. The decrease was largely driven by a 13% decrease in e-commerce sales, partially offset by an 11% increase in online marketplace sales.

Gross profit in the first quarter of 2018 was $23.5 million compared to $23.8 million in the year-ago quarter. As a percentage of net sales, gross profit increased 50 basis points to 29.9% compared to 29.4% as a result of a favorable mix shift towards private label products, as well as optimized pricing strategies. The company continues to expect gross margin to range between 29-30% going forward.

Total operating expenses in the first quarter were reduced to $21.9 million compared to $22.6 million in the first quarter of last year. As a percentage of net sales, operating expenses remained constant at 27.9% compared to the year ago quarter.

Net income in the first quarter decreased to $0.7 million, or $0.02 per diluted share, compared to $0.8 million or $0.02 per diluted share in the year-ago period.

Adjusted EBITDA in the first quarter of 2018 increased to $4.1 million compared to $4.0 million in the year-ago quarter, driven by the aforementioned increase in online marketplace sales and prudent cost management, partially offset by higher compliance costs related to the company’s accelerated filer status and litigation costs.

At March 31, 2018, cash and cash equivalents totaled $9.2 million compared to $2.9 million at December 30, 2017. The increase was driven by improvements in working capital, free cash generation, as well as temporary favorable payment terms with one of its shipping vendors. The company also continued to carry no revolver debt at March 31, 2018.

Key Operating Metrics

	Q1 2018	Q1 2017	Q4 2017
Conversion Rate [1]	2.3%	1.8%	2.1%
Customer Acquisition Cost [1]	$7.31	$7.43	$7.14
Unique Visitors (millions) [1]	20.1	28.9	20.1
Number of Orders - E-commerce only (thousands)	460	518	419
Number of Orders - Online Marketplace (thousands)	441	431	395
Total Number of Internet Orders (thousands)	901	949	814
Revenue Capture (% Sales) [2]	88.2%	85.2%	86.1%
Average Order Value - E-commerce only	$98	$104	$100
Average Order Value - Online Marketplace	$72	$67	$67
Average Order Value - Total Internet Orders	$85	$87	$82

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

Update on the Customs Issues
U.S. Auto Parts recently filed a lawsuit against the United States Department of Homeland Security in the U.S. Court of International Trade.  The lawsuit asserts that the United States Customs and Border Protection, an agency of the Department of Homeland Security (“Customs”), has been wrongfully seizing automotive grilles being imported by U.S. Auto Parts on the basis that the grilles are allegedly counterfeit and infringe trademarks held by the original automobile manufacturers.  U.S. Auto Parts intends to vigorously defend its right to sell aftermarket automotive grilles under well-established trademark doctrines as the grilles are neither counterfeit nor is there a likelihood of confusion between our aftermarket products and OEM parts.  While the number of seized automotive grilles currently represents less than one percent of U.S. Auto Parts’ overall revenue and product assortment, U.S. Auto Parts has taken this action to remove overly burdensome bonding requirements arising from the wrongful seizures and to ensure that Customs expeditiously processes the flow of its goods into the United States.  U.S. Auto Parts has already won a temporary restraining order reducing the bonding requirement to three percent of the commercial invoice value of each shipment and currently has a preliminary injunction hearing on the matter scheduled for May 9th.   U.S. Auto Parts expects to issue a Form 8-K following the court’s decision on the preliminary injunction hearing.

2018 Outlook
U.S. Auto Parts continues to expect net sales to increase low single digits on a percentage basis compared to 2017. In light of the anticipated costs associated with the customs issues, the company has revised its adjusted EBITDA range from between $14.5 million and $16.0 million to between $13.0 and $14.5 million compared to $14.2 million in 2017. U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the first quarter ended March 31, 2018.

The Company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Tuesday, May 8, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13678477

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through May 22, 2018.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13678477

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements, and the Company’s expectations regarding the customs litigation and related trademark issues. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x127
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	March 31, 2018	April 1, 2017
Net sales	$78.39	$80.83
Gross profit	$23.46	23.79
	29.9%	29.4%
Operating expenses	$21.85	$22.58
	27.9%	27.9%
Income from operations	$1.61	$1.21
	2.1%	1.5%
Income from continuing operations	$0.74	$0.82
	0.9%	1.0%
Adjusted EBITDA	$4.14	$4.03
	5.3%	5.0%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	March 31, 2018	April 1, 2017
Income from continuing operations	$735	$816
Depreciation & amortization	1,504	1,633
Amortization of intangible assets	47	112
Interest expense, net	431	376
Taxes	442	27
EBITDA	$3,159	$2,964
Stock comp expense	$976	$1,064
Adjusted EBITDA	$4,135	$4,028

U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 31, 2018	April 1, 2017
Net sales	$78,385	$80,833
Cost of sales (1)	54,926	57,046
Gross profit	23,459	23,787
Operating expenses:
Marketing	9,982	10,314
General and administrative	4,885	4,801
Fulfillment	5,848	6,082
Technology	1,088	1,273
Amortization of intangible assets	47	112
Total operating expenses	21,850	22,582
Income from operations	1,609	1,205
Other income (expense):
Other income, net	1	16
Interest expense	(433)	(378)
Total other expense, net	(432)	(362)
Income from continuing operations before income taxes	1,177	843
Income tax provision	442	27
Income from continuing operations	735	816
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	—	(558)
Income tax provision	—	1
Loss on discontinued operations	—	(559)
Net income	735	257
Other comprehensive income (loss):
Foreign currency translation adjustments	19	(2)
Total other comprehensive loss	19	(2)
Comprehensive income	$754	$255
Income from continuing operations per share:
Basic income from continuing operations per share	$0.02	$0.02
Diluted income from continuing operations per share	$0.02	$0.02
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	34,821	34,510
Shares used in computation of diluted income from continuing operations per share	38,066	40,231

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$9,222	$2,850
Short-term investments	10	9
Accounts receivable, net	3,357	2,470
Inventory	58,120	54,231
Other current assets	3,009	2,972
Total current assets	73,718	62,532
Deferred income taxes	21,062	21,476
Property and equipment, net	15,021	15,085
Intangible assets, net	604	651
Other non-current assets	1,328	954
Total assets	$111,733	$100,698
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,691	$35,999
Accrued expenses	10,915	7,363
Current portion of capital leases payable	586	579
Customer deposits	660	2,500
Other current liabilities	3,553	2,457
Total current liabilities	58,405	48,898
Capital leases payable, net of current portion	9,020	9,173
Other non-current liabilities	2,275	2,266
Total liabilities	69,700	60,337
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both March 31, 2018 and December 30, 2017	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 34,939 and 34,666 shares issued and outstanding at March 31, 2018 and December 30, 2017 (of which 2,525 are treasury stock)	37	37
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	180,517	179,906
Accumulated other comprehensive income	579	557
Accumulated deficit	(131,957)	(132,996)
Total stockholders’ equity	42,033	40,361
Total liabilities and stockholders’ equity	$111,733	$100,698

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 31, 2018	April 1, 2017
Operating activities
Net income	$735	$257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,504	1,633
Amortization of intangible assets	47	112
Deferred income taxes	415	—
Share-based compensation expense	976	1,089
Stock awards issued for non-employee director service	4	2
Amortization of deferred financing costs	1	22
Gain from disposition of assets	—	(8)
Changes in operating assets and liabilities:
Accounts receivable	(887)	105
Inventory	(3,889)	(6,282)
Other current assets	(442)	(161)
Other non-current assets	20	135
Accounts payable and accrued expenses	10,339	10,662
Other current liabilities	(402)	(67)
Other non-current liabilities	139	59
Net cash provided by operating activities	8,560	7,558
Investing activities
Additions to property and equipment	(1,490)	(1,262)
Proceeds from sale of property and equipment	—	39
Net cash used in investing activities	(1,490)	(1,223)
Financing activities
Borrowings from revolving loan payable	3,106	3,576
Payments made on revolving loan payable	(3,106)	(3,576)
Proceeds from stock options	—	33
Minority shareholder redemption	—	(2,485)
Payments on capital leases	(144)	(136)
Treasury stock repurchase	—	(2,272)
Statutory tax withholding payment for share-based compensation	(395)	(688)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(41)	(120)
Net cash used in financing activities	(680)	(5,768)
Effect of exchange rate changes on cash	(18)	(12)
Net change in cash and cash equivalents	6,372	555
Cash and cash equivalents, beginning of period	2,850	6,643
Cash and cash equivalents, end of period	$9,222	$7,198
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$766	$694
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$—	$15
Cash paid during the period for interest	442	337